                              EMPLOYMENT AGREEMENT

     EMPLOYEE AGREEMENT, dated as of December 31, 1996, by and between XENOMETRIX, INC., a Delaware corporation (the "Corporation"), and STEPHEN J. SULLIVAN (the "Employee").

                                  WITNESSETH:

     WHEREAS, the Corporation desires to employ the Employee and the Employee desires to be employed by the Corporation as its Chief Executive Officer, all pursuant to the terms and conditions hereinafter set forth; and

     WHEREAS, the Employee recognizes that the Corporation is at this point in its development dependent upon his capabilities, that its products during its first years of operation may be few in number and limited in scope, and that the imposition of the restrictions set forth below upon the Employee and other key employees and advisors may be essential to the success of the Corporation and the livelihood of the Employee's associates in the Corporation;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

     1. EMPLOYMENT; DUTIES.

        (a) The Corporation engages and employs the Employee, and the Employee hereby accepts engagement and employment, as the Chief Executive Officer of the Corporation. During the Employment Period (as hereinafter defined), the Employee shall have responsibility for overall direction of the Corporation and performing such other services and duties, consistent with the office of Chief Executive Officer, as he may from time to time be reasonably requested to perform by the Board of Directors of the Corporation (the "Board"). In performing his duties hereunder, the Employee shall report directly to the Board of Directors of the Corporation. The Employee will also serve as a director of the Corporation without additional compensation during the Employment Period (as defined below).

        (b) During the Employment Period, the Employee shall devote his full time and best efforts to the business and affairs of the Corporation. Notwithstanding the foregoing, the Employee shall be permitted to serve on the board of directors of commercial and charitable organizations and to make investments which are not related to the business and affairs of the Corporation for which he may receive compensation, so long as such activities or investments do not interfere with the performance of the

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Employee's duties and obligations hereunder.  Employee and Board of Directors will periodically review such outside commitments to insure that such commitments do not interfere with the Employee's duties with the Corporation.

     2. TERM.

     The term of employment under this Agreement shall be for a period commencing not later than February 10, 1997 and continuing through the third anniversary of such date. The term of employment referred to in this Section 2, together with any extensions thereof shall be referred to herein collectively as the "Employment Period."

     3. COMPENSATION AND BENEFITS.

     As compensation for the performance of his duties on behalf of the Corporation, the Employee shall be compensated as follows:

        (a) During the period commencing not later than February 10, 1997 and ending one year from such date (the "Initial Period"), the Corporation shall pay or cause to be paid to the Employee a base salary at an annual rate of $225,000, payable in substantially equal installments in accordance with the Corporation's usual practice. The Employee's annual salary for any subsequent periods contemplated hereunder, shall be reviewed by the Board of Directors not less often than annually and the Board of Directors shall grant increases thereof based on the performance of the Corporation and the Employee's relative contribution to that performance. The annual base salary payable in any year pursuant to this Agreement is hereinafter known as the "Annual Salary." Any increase in Annual Salary or other compensation shall in no way limit or reduce any other obligation of the Corporation hereunder. The Corporation shall withhold all applicable federal, state and local taxes, social security and workers'' compensation contributions and such other amounts as may be required by law or agreed upon by the parties with respect to the compensation payable to the Employee pursuant to this Section 3(a).

        (b) In addition to the Annual Salary, Employee shall be entitled to receive as annual incentive compensation a cash bonus pursuant to a bonus plan, the terms and payment of which shall be mutually agreed upon by the Board of Directors and the Employee; provided that, such bonus shall be (i) not less than $33,750 for the Initial Period and (ii) up to thirty percent (30%) of the Annual Salary, based on the achievement of performance goals established by the Board of Directors, for the duration of the Employment Period.

        (c) The Corporation shall reimburse the Employee for all reasonable expenses incurred by the Employee in furtherance of the business and affairs of the Corporation, including reasonable travel and entertainment, against receipt by the Corporation of appropriate vouchers or other proof of the Employee's expenditures and


                                     2.
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otherwise in accordance with such policies and procedures as may from time to time be adopted by the Board.

        (d) The Employee shall be entitled to the number of paid vacation days in each calendar year determined by the Corporation from time to time for its officers, but not less than two weeks in any calendar year. The Employee shall also be entitled to all paid holidays given to the Corporation's officers.

        (e) The Corporation shall make available to the Employee and his dependents such retirement, life insurance, health insurance and disability benefits as the Corporation makes available to its other officers.

        (f) The Employee shall be entitled to a stock option grant for the purchase of one hundred thousand (100,000) shares of the Corporation's Common Stock, with an exercise price equal to the average of the high and low trade prices of the Company's Common Stock as reported on the NASDAQ Small Cap Market System on the date of grant. These options will expire ten (10) years after the date of grant and become exercisable as follows: (i) 25,000 shares one year after the grant date, (ii) 50,000 shares two years after the grant date,
(iii) 75,000 shares three years after the grant date, and (iv) in full four years after the grant date. To the extent permitted by applicable governmental regulation, such options will be Incentive Stock Options, as defined by the Internal Revenue Code of 1986, as amended.

        (g) Employee will be entitled to be reimbursed for the reasonable expenses of two (2) round trips per month to Lake Forest, Illinois from Boulder, Colorado. The Employee will also be entitled to receive up to $800 per month as reimbursement for living expenses for a residence in Boulder, Colorado while Employee is living in Lake Forest, Illinois.

        (h) The Employee will be entitled to be reimbursed for reasonable relocation expenses if Employee elects to relocate to Boulder, Colorado or in the vicinity thereof.

     4. NON-COMPETITION.

        (a) The Employee understands and recognizes that his services to the Corporation are special and unique and agree that, during the term of this Agreement and for a period of two (2) years from the date of termination of his employment hereunder, he shall not in any manner, directly or indirectly, on behalf of himself or any person, firm, partnership, joint venture, corporation or other business entity (a "Person"), enter into or engage in any business competitive with the Corporation's business, proposed business or research activities, either as an individual for his own account, or as a partner, joint venture, executive, agent, consultant, sales or marketing person, officer, director or

                                     3.
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shareholder (other than passive investments of not more than five percent (5%)
of the outstanding shares of, or any other equity interest in, any company or entity listed or traded on a national securities exchange or an interest in a partnership for which the Employee does not exercise control over investment decisions of such partnership) of a Person operating or selling or intending to operate or sell in the areas of business and within the product markets listed in Schedule I attached hereto, within the geographic area of the Corporation's business. Schedule I hereto shall be amended from time to time upon agreement by the parties hereto to take into account additional areas of business and product markets in which the Corporation may become engaged.

        (b) During the term of this Agreement and for two (2) years thereafter, the Employee shall not, directly or indirectly, without the prior written consent of the Corporation interfere with the business of the Corporation by soliciting, attempting to solicit, inducing or otherwise causing any employee of the Corporation to terminate his or her employment in order to become an employee, consultant or independent contractor to or for any competitor of the Corporation.

        (c) In the event that the Employee breaches any provisions of this
Section 4 or there is a threatened breach, then, in addition to any other rights which the Corporation may have, the Corporation shall be entitled, without the posting of a bond or other security, to injunctive relief to enforce the restrictions contained herein. In the event that an actual proceeding is brought in equity to enforce the provisions of this Section 4, the Employee shall not urge as a defense that there is an adequate remedy at law nor shall the Corporation be prevented from seeking any other remedies which may be available.

     5. TERMINATION.

        (a) DEATH OR RETIREMENT. The Employee's employment hereunder shall terminate upon his death or retirement.

        (b) DISABILITY. If, as a result of the Employee's incapacity due to physical or mental illness ("Disability"), the Employee shall have been absent from his duties hereunder for ninety (90) consecutive business days, and within thirty (30) days after written Notice of Termination (as hereinafter defined) is given shall not have returned to the performance of his duties hereunder on a full-time basis, the Corporation may terminate the Employee's employment hereunder.

        (c) CAUSE. The Corporation may terminate the Employee's employment hereunder for "Cause." For purposes of this Agreement, "Cause" shall mean (i) the willful engaging by the Employee in gross misconduct materially injurious to the Corporation, (ii) the will full and material violation by the Employee of the provisions of


                                     4.
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Section 4 hereof or of the Proprietary Agreement or (iii) the willful and material violation by the Employee of any provision of this Agreement, other than Section 4 hereof or of the Proprietary Agreement, which is not cured by the Employee within fifteen (15) days after written notice thereof from the Corporation. For purposes of this paragraph, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Corporation. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the Board of Directors at a meeting of the Board of Directors called and held (after five (5) days' notice to the Employee of such meeting and an opportunity for him, together with his counsel, to be heard before the Board of Directors at such meeting) for the purposes of finding that in the good faith opinion of the Board of Directors the Employee was guilty of conduct set forth above in clauses (i), (ii) or (iii) of this Section 5(c).

        (d) CHANGE OF DUTIES. Any assignment of the Employee of duties which are inconsistent with the Employee's status as Chief Executive Officer of the Corporation or are a substantial reduction in the nature or the status of the Employee's responsibilities may be treated by him as a termination pursuant to
Section 5(f).

        (e) SALE OF ASSETS. In the event of the sale of all or substantially all of the Corporation, or a sale of all or substantially all of the assets of the Corporation, the Employee may treat his employment as having been terminated pursuant to Section 5(f) herein.

        (f) OTHER TERMINATION BY THE CORPORATION. Notwithstanding the foregoing provisions, the Corporation may terminate the Employee's employment hereunder at any time, subject to the provisions of Section 6(d) hereof.

        (g) Voluntary Termination by the Employee. Notwithstanding the foregoing provisions, the Employee may terminate his employment hereunder at any time upon three months' written notice to the Corporation, subject to the provisions of Section 6(c) hereof.

        (h) NOTICE OF TERMINATION. Any termination by the Corporation pursuant to paragraphs (b), (c) or (d) above or by the Employee pursuant to paragraph
(e) above shall be communicated by a written Notice of Termination. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provisions in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.


                                     5.
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        (i) DATE OF TERMINATION.  "Date of Termination" shall mean (i) if the
Employee's employment is terminated as a result of the Employee's incapacity due to physical or mental illness, thirty (30) days after Notice of Termination is duly given (provided that the Employee shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), (ii) the date of the Employee's death or retirement or, (iii) if the Employee terminates his employment or his employment is terminated for any other reason, the date on which a Notice of Termination is duly given.

     6. COMPENSATION UPON TERMINATION OR DURING DISABILITY.

        (a) If the Employee's employment shall be terminated due to death, the Employee's estate or other legal representative shall be entitled to receive any accrued but unpaid annual salary installments and any accrued reimbursable expenses (to the extent provided in Section 3(c) hereof). In addition, the Employee's estate shall be entitled to receive a payment for (i) any accrued but unused vacation days and (ii) a pro rata portion of any cash bonus due pursuant to Section 3(b) hereof. In the event of the Employee's death, rights and benefits of the Employee under employee benefit and fringe benefit plans and programs of the Corporation will be determined in accordance with the terms and provisions of such plans and programs.

        (b) During any period that the Employee fails to perform his duties hereunder due to Disability, the Employee shall continue to receive his full Annual Salary until the Employee's employment is terminated pursuant to Section 5(b) hereof. After termination due to Disability, the Employee shall be paid disability benefits in accordance with any long term disability plan of the Corporation then in effect. In the event of the Employee's disability as determined above, rights and benefits of the Employee under employee benefit and fringe benefit plans and programs of the Corporation will be determined in accordance with the terms and provisions of such plans and programs.

        (c) If the Employee's employment shall be terminated for Cause or if the Employee shall terminate his employment pursuant to Section 5(g) hereof, the Corporation shall pay the Employee any accrued but unpaid Annual Salary installments and any accrued reimbursable expenses (to the extent provided in Section 3(c) hereof) only through the Date of Termination and the Corporation shall have no further obligations to the Employee under this Agreement. Any rights and benefits the Employee may have under employee benefit plans and programs of the Corporation will be determined in accordance with the terms of such plans and programs.

        (d) If the Employee's employment shall be terminated by the Corporation pursuant to Section 5(d), (e) or (f) hereof then the Corporation shall continue to pay the Employee his regular salary through the earlier of (i) the date which is one (1) year after the Date of Termination or (ii) one (1) year after the expiration of the

                                     6.
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Employment Period; provided, however, that the Corporation's obligation to pay such salary shall terminate at such time as the Employee commences any alternative full-time employment. Notwithstanding the foregoing, the Corporation will only be obligated to reimburse the Employee for reimbursable expenses (to the extent provided in Section 3(c) hereof) accrued through the Date of Termination. The Employee shall also be entitled to receive a payment for (i) any accrued but unused vacation days and (ii) a pro rata portion of any cash bonus due pursuant to Section 3(b) hereof. If the Employee's employment shall be terminated by the Corporation pursuant to Section 5(d), (e) or (f) hereof, and if the Employee shall be ineligible to participate in any of the Corporation's fringe benefit plans or arrangements as a result of his ceasing to be an employee of the Corporation, then the Corporation shall arrange to provide the Employee with substantially equivalent benefits as if he remained employed by the Corporation until the earlier of (i) one (1) year after the Date of Termination or (ii) one (1) year after the expiration of the Employment Period at no additional expense to the Employee.

        (e) If the Employee's employment is terminated due to retirement, the Employee shall be entitled to receive accrued but unpaid Annual Salary installments and any accrued reimbursable expenses (to the extent provided in Section 3(c) hereof).

     7. NOTICES.

     Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been given: (i) when delivered personally against receipt therefor; (ii) one day after being sent by Federal Express or similar overnight delivery; or (iii) three (3) days after being mailed registered or certified mail, postage prepaid, return receipt requested, to the Employee at such address as the Employee shall provide to the Corporation or to the Corporation at the following address:

        Xenometrix, Inc.
        2425 N. 55th Street
        Boulder, Colorado  80301
        Attn.:  Chief Executive Officer

or to such other address or person as either party may have furnished to the other in writing in accordance herewith.

     8. RENEWAL OF AGREEMENT.

     Upon expiration of the term of this Agreement, this Agreement may be renewed for additional one (1) year periods by the mutual written agreement of the parties hereto.

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     9. SEVERABILITY OF PROVISIONS.

     If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provisions shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

     10. ENTIRE AGREEMENT; MODIFICATION.

     This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto. This Agreement supersedes any previous terms of employment between the Corporation and Employee and any previous employment contractual terms are terminated as of the date hereof.

     11. BINDING EFFECT.

     The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Corporation, its successors and assigns, and upon the employee and his legal representatives. This Agreement constitutes a personal service agreement, and the performance of the Employee's obligations hereunder may not be transferred or assigned by the Employee.

     12. NON-WAIVER.

     The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

     13. GOVERNING LAW.

     This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Colorado without regard to principles of conflict of laws.


                                     8.
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     14. HEADINGS.

     The headings of paragraphs are inserted for convenience and shall not affect any interpretation of this Agreement.

                                     9.
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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                          XENOMETRIX, INC.



                                          By:    /s/ Edson D. deCastro
                                                -----------------------
                                          Its:  Chief Executive Officer
                                                -----------------------



                                          STEPHEN J. SULLIVAN


                                          /s/ Stephen J. Sullivan




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                                   SCHEDULE I

     Development manufacture or sale of in vitro and in vivo toxicity, mutagenicity or carcinogenicity diagnostic products marketed to the pharmaceutical, chemical, consumer products and environmental companies that test new chemical entities or test for environmental contaminants.